As filed with the Securities and Exchange Commission on December 6, 2002
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact name of registrant as specified in its charter)


            DELAWARE                                             86-0629024
(State or Other Jurisdiction of                                (IRS Employer
 Incorporation or Organization)                              Identification No.)


                          2355 WEST CHANDLER BOULEVARD
                             CHANDLER, ARIZONA 85224
          (Address of Principal Executive Offices, Including Zip Code)


                        MICROCHIP TECHNOLOGY INCORPORATED
                          SUPPLEMENTAL RETIREMENT PLAN
                            (Full Title of the Plan)


                                  STEVE SANGHI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MICROCHIP TECHNOLOGY INCORPORATED
                          2355 WEST CHANDLER BOULEVARD
                             CHANDLER, ARIZONA 85224
                                 (480) 792-7200
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                              Proposed Maximum        Proposed Maximum
 Title of Securities to be                Amount to be       Offering Price Per      Aggregate Offering         Amount of
      Registered (1)                       Registered               Share                Price (2)         Registration Fee (3)
-------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations         $5,000,000.00              100%              $5,000,000.00             $460.00

===============================================================================================================================

(1) The Deferred Compensation Obligations are unsecured general obligations of Microchip Technology Incorporated to pay deferred compensation in the future in accordance with the terms of the Microchip Technology Inc. Supplemental Retirement Plan for a select group of eligible employees.
(2)  Estimated solely for the purpose of determining the registration fee.
(3)  The registration fee is being calculated in accordance with Rule 457(h).

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Microchip Technology Incorporated (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "SEC"):

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002.

     (3)  The Registrant's Current Report on Form 8-K filed July 18, 2002.

     (4)  The Registrant's Current Report on Form 8-K filed August 26, 2002.

     (5) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995, including any amendment or report updating such description.

     (6) The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents subsequently filed by the Registrant or the Microchip Technology Incorporated Supplemental Retirement Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     DEFERRED COMPENSATION OBLIGATIONS

     The securities being registered represent obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the terms of the Microchip Technology Incorporated Supplemental Retirement Plan (the "Plan"), which is filed as Exhibit 4.1.1 to this Registration Statement.

     The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future according to the Plan from the general assets of the Company, and rank equally with other unsecured and unsubordinated indebtedness of the Company.

     The amount of compensation to be deferred by each participant is determined in accordance with the Plan based on elections by the participant. The Company does not make any matching or other contributions under the Plan. Amounts credited to a participant's account are credited with deemed investment returns equal to the experience of selected phantom investment alternatives offered under the Plan and elected by the Participant. Certain hardship withdrawals may be permitted in accordance with the Plan, but are subject to penalties. The Obligations are payable upon the participant's termination of employment with the Company. The Obligations are payable in the form of a lump-sum distribution. A participant may designate one or more beneficiaries to receive any portion of Obligations payable in the event of death.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of the Registrant's Restated Certificate of Incorporation, in accordance with Delaware Law, provides that a director of the corporation shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of the Registrant's By-Laws provides for mandatory indemnification of its directors and executive officers, to the maximum extent permitted by Delaware Law. Article VI of the Registrant's By-Laws also provides for permissive indemnification of the Registrant's employees and agents to the extent, and in the manner, permitted by Delaware Law. The Registrant has entered into indemnification agreements with its directors and selected officers, a form of which was filed as Exhibit 10.1 to Registration Statement No. 33-57960. The indemnification agreements provide the Registrant's directors and selected officers with further indemnification to the maximum extent permitted by Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

4.1.1     Microchip Technology Incorporated Supplemental Retirement Plan.
4.1.2 Amendment Dated 8-29-01 to the Microchip Technology Incorporated Supplemental Plan
4.1.3 Adoption Agreement to the Microchip Technology Inc. Supplemental Retirement Plan
4.1.4 Amendment Dated 12/9/99 to Adoption Agreement to the Microchip Supplemental Retirement Plan
5.1       Opinion of Wilson Sonsini Goodrich and Rosati.
23.1      Consent of Independent Auditors, Ernst & Young LLP.
23.2      Consent of Independent Auditors, KPMG LLP.
23.3      Consent of Wilson Sonsini Goodrich and Rosati.
24.1 Power of Attorney (contained on the signature pages of this registration statement).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED,

HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement."

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on December 6, 2002.

                                        MICROCHIP TECHNOLOGY INCORPORATED

                                        By: /s/ Steve Sanghi
                                            ------------------------------------
                                            Steve Sanghi, President, Chief
                                            Executive Officer and Chairman of
                                            the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and Mary K. Simmons, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                       TITLE                                  DATE
         ---------                                       -----                                  ----
/s/ Steve Sanghi                       Chairman of the Board,                             December 6, 2002
--------------------------------       President and Chief Executive Officer
Steve Sanghi                           (Principal Executive Officer)



/s/ Gordon W. Parnell                  Vice President, Chief Financial Officer            December 6, 2002
--------------------------------       (Principal Financial and Accounting Officer)
Gordon W. Parnell


/s/ Matthew W. Chapman                 Director                                           December 6, 2002
--------------------------------
Matthew W. Chapman


/s/ Albert J. Hugo-Martinez            Director                                           December 6, 2002
--------------------------------
Albert J. Hugo-Martinez


/s/ L.B. Day                           Director                                           December 6, 2002
--------------------------------
L.B. Day


/s/ Wade F. Meyercord                  Director                                           December 6, 2002
--------------------------------
Wade F. Meyercord

                                  EXHIBIT INDEX

4.1.1     Microchip Technology Incorporated Supplemental Retirement Plan.
4.1.2 Amendment Dated 8-29-01 to the Microchip Technology Incorporated Supplemental Plan
4.1.3 Adoption Agreement to the Microchip Technology Inc. Supplemental Retirement Plan
4.1.4 Amendment Dated 12/9/99 to Adoption Agreement to the Microchip Supplemental Retirement Plan
5.1       Opinion of Wilson Sonsini Goodrich and Rosati.
23.1      Consent of Independent Auditors, Ernst & Young LLP.
23.2      Consent of Independent Auditors, KPMG LLP.
23.3      Consent of Wilson Sonsini Goodrich and Rosati (contained in Exhibit
          5.1).
24.1 Power of Attorney (contained on the signature pages of this Registration Statement).